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                                                                      EXHIBIT 32

    Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Detrex Corporation, a Michigan corporation (the "Company"), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2003 as filed with the Securities Exchange Commission ( the "Report") that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Detrex Corporation and will be retained by Detrex Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


August 14, 2003                        /s/ Thomas E. Mark
                                       -----------------------------------------
                                       Thomas E. Mark
                                       President and Chief Executive Officer


August 14, 2003                        /s/ Steven J. Quinlan
                                       -----------------------------------------
                                       Steven J. Quinlan
                                       Vice President -- Finance, Treasurer and
                                       Chief Financial Officer